Exhibit 99.1

Hanger Announces Financial Results for the Second Quarter of 2018

Company to relist on the New York Stock Exchange in mid-September

Austin, Texas, August 9, 2018 - Hanger, Inc. (OTC PINK: HNGR), a leading provider of orthotic and prosthetic patient care services and solutions, today announced its financial results for its second quarter and six months ended June 30, 2018.

Financial Highlights for the Second Quarter of 2018

•                  Net revenue of $267.0 million for the three months ended June 30, 2018, compared to $263.4 million for the same period in 2017, reflecting net revenue growth of 1.4 percent year-over-year. Both business segments reflected positive growth over the prior year quarter.

•                  GAAP net income of $12.9 million for the three months ended June 30, 2018, compared to $1.6 million for the same period in 2017.

•                  Adjusted EBITDA was $33.6 million in the second quarter of 2018 compared to $36.8 million in the second quarter of 2017, a decline of $3.2 million, or 8.6 percent. The Adjusted EBITDA decline was largely the result of a $2.6 million increase in corporate and other expense year-over-year, relating primarily to investments in growth and other corporate initiatives.

•                  GAAP general and administrative expense includes favorable settlements totaling $2.2 million on a pretax basis. These settlement amounts are excluded for purposes of calculating Adjusted EBITDA and Adjusted diluted earnings per share.

•                  GAAP diluted earnings per share was $0.35 for the second quarter of 2018, compared to earnings of $0.04 per share in the second quarter of 2017. Adjusted diluted earnings per share was $0.28 for the three months ended June 30, 2018, compared to earnings of $0.21 per share for the same period in 2017.

•                  Net cash provided by operating activities was $25.4 million for the three months ended June 30, 2018, compared to $5.3 million for the same period in 2017.

Vinit Asar, President and Chief Executive Officer of Hanger, Inc., stated, “We are pleased to report positive net revenue growth in both the Patient Care and Products & Services business segments during the quarter. In addition, we delivered significantly higher income from operations and net income year-over-year, primarily from lower interest expense resulting from the refinancing we completed in March, as well as lower third party professional fees.”

Mr. Asar continued, “The portfolio of patient care programs and initiatives we are executing to drive sustainable operating growth are yielding promising results. Same clinic revenue growth per day improved to 1.7 percent compared to 1.1 percent in the first quarter. While Adjusted EBITDA declined year-over-year in the quarter, this largely reflects investments we believe will be beneficial to the achievement of our growth objectives, and our year-to-date Adjusted EBITDA is generally consistent with our prior year performance. We are excited about the momentum in our patient care and distribution businesses and look forward to re-listing our common stock on the New York Stock Exchange, which we anticipate will occur in mid-September.”

Complete reconciliations of GAAP to non-GAAP financial measures are provided in the tables located at the end of this press release.

Detailed Results: Three Months Ended June 30, 2018

Patient Care Segment

For the three months ended June 30, 2018, the Company’s Patient Care net revenue was $218.2 million, an increase of $1.9 million, or 0.9 percent, compared to the same period of 2017. Net revenue growth was primarily the result of an increase in the rate of same clinic revenue growth.

•                  Same clinic revenue per day grew 1.7 percent for the three months ended June 30, 2018. This growth was primarily driven by increased revenue from prosthetic services compared to the prior year.

•                  Effective in January of 2018, the Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”), a new revenue accounting standard. In the second quarter of 2018, this change had the effect of reclassifying $1.3 million of what previously would have been reflected as bad debt expense within the Patient Care segment to be a reduction in revenue.

Income from operations in the Patient Care segment was $35.0 million during the second quarter of 2018, which reflected a decline of $0.2 million, compared to the $35.2 million reported in the prior year. Adjusted EBITDA for the segment was $41.2 million, which reflected a $0.3 million decline over the prior year period.

•                  The earnings flow-through resulting from segment revenue growth during the quarter was offset primarily by higher employee salaries, benefits and material costs expenses compared with the prior year quarter. Salary expense comparison to the prior year quarter was negatively impacted by a change in the timing of annual employee salary increases from June in 2017 to April in 2018.

Products & Services Segment

For the three months ended June 30, 2018, the Company’s Products & Services net revenue totaled $48.8 million, which reflected a $1.6 million, or 3.5 percent, increase compared to the same period in 2017.

•                  Revenue growth for the segment came from increases in the distribution of O&P componentry to independent providers of $2.7 million, which was partially offset by decreases in revenue from therapeutic solutions.

Income from operations for the Products & Services segment increased by $0.3 million to $7.5 million in the second quarter of 2018. Adjusted EBITDA for the Products & Services segment was $9.8 million during the second quarter of 2018, which reflected a $0.3 million decrease compared with the same period of 2017. Earnings flow-through on revenue growth for the segment was offset by increased personnel costs.

Corporate and Other

The loss from operations relating to corporate and other activities decreased by $3.7 million to $22.1 million for the quarter ended June 30, 2018. This decrease primarily related to a $4.3 million reduction in professional accounting and legal fees as well as a $2.2 million benefit related to the favorable settlement of two matters:

•                  The Company’s receipt of a $1.7 million payment for its long-standing damage claims related to the “Deepwater Horizon” disaster, which affected the Company’s operations in 2010.

•                  The Company’s results also reflected a benefit associated with its $2.2 million settlement of outstanding unclaimed property claims with the State of Delaware for periods of 2001 to 2017, which was $0.5 million lower than its historically accrued amount.

Excluding the effect of third party professional fees related to financial statement remediation, the benefit of the settlements, depreciation and amortization, and non-cash equity compensation expense, the net cost of corporate and other activities increased by $2.6 million on an Adjusted EBITDA basis to $17.4 million.

•                  Increased corporate expenses related primarily to the incurrence of $1.7 million for growth and other corporate initiatives.

•                  Corporate personnel expense grew by $0.9 million as compared to the second quarter of 2017. Comparisons for the quarter were adversely affected by a change in the timing of implementation of annual merit increases from June in 2017 to April in 2018.

Net Income; Interest Expense

For the three months ended June 30, 2018, net income was $12.9 million compared with net income of $1.6 million in the same period of 2017. The improvement in net income compared to the prior year was due primarily to lower interest expense, professional accounting and legal fees, and depreciation and amortization expense.

•                  Interest expense for the second quarter of 2018 declined to $7.3 million from $14.1 million in the same period of 2017. This $6.8 million decrease resulted primarily from lower interest expense associated with the Company’s debt refinancing in March 2018, as well as a $1.5 million interest expense benefit related to the unclaimed property settlement with the State of Delaware.

•                  Professional accounting and legal fees of $4.2 million reflected a decrease of $4.3 million as compared to the second quarter of 2017. This decrease was the result of a reduction in costs associated with the Company’s ongoing financial statement remediation efforts.

Liquidity

On June 30, 2018, the Company had liquidity of $142.9 million, comprised of $48.8 million in cash and cash equivalents, and $94.1 million in available borrowing capacity under its revolving credit facility, compared to liquidity of $127.0 million on March 31, 2018. The increase in liquidity of $15.9 from March 31, 2018 resulted from the positive cash flow from operations of $25.4 million generated in the second quarter of 2018.

Financial Highlights for the Six Months Ended June 30, 2018

•                  Net revenue of $501.0 million for the six months ended June 30, 2018, compared to $497.1 million for the same period in 2017, reflecting net revenue growth of 0.8 percent year-over-year.

•                  Patient Care net revenue grew $2.8 million, or 0.7 percent, for the year-to-date, driven by same clinic revenue growth per day of 1.4 percent.

•                  Year-to-date Products & Services net revenue grew $1.1 million, or 1.2 percent, as a result of growth of $3.5 million in distribution services, offset by a decrease in revenue from therapeutic solutions.

•                  GAAP net loss was $9.7 million for the six months ended June 30, 2018, compared to a $16.1 million net loss for the same period in 2017. Results for the year-to-date ending June 30, 2018 include $17.0 million in pre-tax loss on the extinguishment of debt related to the Company’s March 2018 refinancing.

•                  Adjusted EBITDA of $49.9 million for the first six months of 2018 was generally comparable with the $51.1 million in the prior year period, reflecting a decline of $1.2 million.

2018 Outlook

The Company reaffirms its 2018 outlook, as previously disclosed on May 14th 2018, that it anticipates net revenue and Adjusted EBITDA to be generally consistent with 2017 results. Guidance for the full year 2018 is subject to material change as the Company continues to evaluate its expectations.

Conference and Webcast Details

Hanger’s management team will host a conference call on Friday, August 10, at 8:30 a.m. Eastern time to discuss the Company’s second quarter 2018 financial results and business outlook.

To participate, dial 877-407-6184 or 201-389-0877 outside the U.S. and Canada, and use conference code number 13682163. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at www.hanger.com/investors, and a replay of the webcast will remain available for 90 days.

Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s web site at www.hanger.com/investors.

Additional Notes

A reconciliation of GAAP and non-GAAP financial results is included in the tables provided at the back of this press release. The Company has provided certain supplemental key statistics relating to its results for certain prior periods. These key statistics are non-GAAP measures used by the Company’s management to analyze the Company’s business results that are being provided for informational and analytical context.

Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s web site at www.hanger.com/investors.

About Hanger, Inc. — Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (OTC PINK: HNGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market. Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with approximately 800 patient care locations nationwide. Through its Products & Services segment, Hanger distributes branded and private label O&P devices, products and components, and provides rehabilitative solutions. With over 150 years of clinical excellence and innovation, Hanger’s vision is to lead the orthotic & prosthetic markets by providing superior patient care, outcomes, services and value. For more information on Hanger, visit www.hanger.com.

This press release contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “preliminary,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “views” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the Company’s financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; the impact of the Tax Cuts and Jobs Act on the Company’s financial statements; any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data, periodic reports or other corporate actions; changes in the demand for the Company’s O&P products and services; uncertainties relating to the results of operations or recently acquired O&P patient care clinics; the Company’s ability to enter into and derive benefits from managed-care contracts; the Company’s ability to successfully attract and retain qualified O&P clinicians; federal laws governing the health care industry; uncertainties inherent in investigations and legal proceedings; governmental policies affecting O&P operations;  and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Relations Contacts:

Thomas Kiraly, Executive Vice President and Chief Financial Officer, Hanger, Inc.

Seth Frank, Vice President, Treasury and Investor Relations, Hanger, Inc.

512-777-3690, InvestorRelations@hanger.com

###

Table 1

Hanger, Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net revenue	$266,966	$263,386	$500,961	$497,067
Material costs	86,516	83,657	162,872	158,062
Personnel costs	89,554	87,831	175,662	175,786
Other operating costs	30,536	31,861	61,632	64,550
General and administrative expenses	26,523	25,227	52,159	50,613
Professional accounting and legal fees	4,236	8,521	9,082	21,171
Depreciation and amortization	9,272	9,825	18,602	19,962
Income from operations	20,329	16,464	20,952	6,923
Interest expense, net	7,317	14,091	19,580	28,100
Loss on extinguishment of debt	—	—	16,998	—
Non-service defined benefit plan expense	176	184	352	368
Income (loss) before income taxes	12,836	2,189	(15,978)	(21,545)
(Benefit) provision for income taxes	(92)	552	(6,288)	(5,448)
Net income (loss)	$12,928	$1,637	$(9,690)	$(16,097)

Per share data:
Basic earning (loss) per share	$0.35	$0.05	$(0.26)	$(0.44)
Weighted average shares outstanding - basic	36,790,401	36,286,528	36,645,248	36,187,340

Diluted earning (loss) per share	$0.35	$0.04	$(0.26)	$(0.44)
Weighted average shares outstanding - diluted	37,404,360	36,543,740	36,645,248	36,187,340

Table 2

Hanger, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$48,792	$1,508
Accounts receivable, net	134,079	146,346
Inventories	66,439	69,138
Income taxes receivable	1,389	13,079
Other current assets	21,415	20,888
Total current assets	272,114	250,959

Non-current assets:
Property, plant and equipment, net	91,378	93,615
Goodwill	196,343	196,343
Other intangible assets, net	18,145	21,940
Deferred income taxes	74,897	68,126
Other assets	11,482	9,440
Total assets	$664,359	$640,423

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$10,384	$4,336
Accounts payable	50,313	48,269
Accrued expenses and other current liabilities	54,258	66,308
Accrued compensation related costs	31,082	53,380
Total current liabilities	146,037	172,293

Long-term liabilities:
Long-term debt, less current portion	504,157	445,928
Other liabilities	49,465	50,253
Total liabilities	699,659	668,474

Commitments and contingent liabilities

Shareholders’ deficit:
Common stock	370	365
Additional paid-in capital	337,175	333,738
Accumulated other comprehensive loss	(1,928)	(1,686)
Accumulated deficit	(370,221)	(359,772)
Treasury stock, at cost	(696)	(696)
Total shareholders’ deficit	(35,300)	(28,051)
Total liabilities and shareholders’ deficit	$664,359	$640,423

Table 3

Hanger, Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(9,690)	$(16,097)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	18,602	19,962
(Benefit) provision for doubtful accounts	(602)	4,517
Stock-based compensation expense	5,906	5,080
Deferred income taxes	(6,511)	(5,548)
Amortization of debt issuance costs	2,186	3,874
Loss on extinguishment of debt	16,998	—
Gain on sale and disposal of fixed assets	(1,349)	(1,196)

Changes in operating assets and liabilities:
Accounts receivable, net	13,029	5,061
Inventories	2,699	(4,113)
Other current assets	(119)	947
Income taxes	11,690	345
Accounts payable	3,205	(1,267)
Accrued expenses and other current liabilities	(14,300)	(8,488)
Accrued compensation related costs	(22,298)	(6,234)
Other liabilities	(2,538)	(3,176)
Total changes in operating assets and liabilities	(8,632)	(16,925)

Net cash provided by (used in) operating activities	16,908	(6,333)

Cash flows from investing activities:
Purchase of property, plant and equipment	(11,322)	(6,433)
Purchase of therapeutic program equipment leased to thrid parties under operating leases	(3,822)	(1,333)
Purchase of company-owned life insurance investment	(598)	(555)
Proceeds from sale of property, plant and equipment	1,682	3,216
Net cash used in investing activities	(14,060)	(5,105)

Cash flows from financing activities:
Borrowings under term loan, net of discount	500,204	—
Repayment of term loan	(431,875)	(11,250)
Borrowings under revolving credit agreement	3,000	110,000
Repayments under revolving credit agreement	(8,000)	(85,000)
Payment of employee taxes on stock-based compensation	(2,463)	(1,339)
Payment on seller note and other contingent consideration	(1,765)	(3,808)
Payment of capital lease obligations	(682)	(572)
Payment of debt issuance costs	(6,487)	(2,863)
Payment of debt extinguishment costs	(8,436)	—
Net cash provided by financing activities	43,496	5,168

Increase (decrease) in cash, cash equivalents and restricted cash	46,344	(6,270)
Cash, cash equivalents and restricted cash, at beginning of period	4,779	9,412
Cash, cash equivalents and restricted cash, at end of period	$51,123	$3,142

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents, at beginning of period	$1,508	$7,157
Restricted cash, at beginning of period	3,271	2,255
Cash, cash equivalents and restricted cash, at beginning of period	$4,779	$9,412

Cash and cash equivalents, at end of period	$48,792	$911
Restricted cash, at end of period	2,331	2,231
Cash, cash equivalents and restricted cash, at end of period	$51,123	$3,142

Table 4

Hanger, Inc.

Segment Information: Revenue, EBITDA and Adjusted EBITDA

(dollars in thousands)

EBITDA is defined as operating income before depreciation and amortization.  Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses associated with significant reductions in force and expenses incurred in connection with our acquisitions.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures.   Additionally, we utilize these measures to assess our operating and financial performance.   We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net Revenue (a)
Patient Care	$218,158	$216,221	$406,665	$403,858
Products & Services	48,808	47,165	94,296	93,209
Net revenue	$266,966	$263,386	$500,961	$497,067

EBITDA (b)
Patient Care	$40,018	$40,524	$62,009	$60,497
Products & Services	9,956	9,767	18,337	18,505
Corporate & Other	(20,373)	(24,002)	(40,792)	(52,117)
EBITDA (Non-GAAP)	$29,601	$26,289	$39,554	$26,885

Adjusted EBITDA (b)
Patient Care	$41,238	$41,491	$64,249	$62,307
Products & Services	9,790	10,075	18,441	19,068
Corporate & Other	(17,386)	(14,774)	(32,811)	(30,242)
Adjusted EBITDA (Non-GAAP)	$33,642	$36,792	$49,879	$51,133

(a) Excludes intersegment revenue.

(b) EBITDA and Adjusted EBITDA are “Non-GAAP” measures. Please refer to both Table 6 and Table 7 for a reconciliation of these measures to GAAP net income.

Table 5

Hanger, Inc.

Reconciliation of net income (loss) and earnings (loss) per share to adjusted net income and adjusted earnings per share

(dollars in thousands, except share and per share amounts)

Earnings Per Share (or “EPS”) is defined as net income divided by our diluted common shares during the applicable period.   Adjusted EPS is defined as EPS adjusted for impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, severance expenses associated with significant reductions in force and expenses incurred in connection with our acquisitions and certain other charges.

We utilize Adjusted EPS to assess our operating and financial performance.   We believe that this measure enhances a user’s understanding of normal operating results excluding certain charges.

Adjusted EPS is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of Adjusted EPS is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  Adjusted EPS may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income (loss) - as reported (GAAP)	$12,928	$1,637	$(9,690)	$(16,097)

Adjustments:
Impairment of intangible assets	—	—	—	—
Amortization expense	1,814	2,426	3,767	4,877
Third-party professional fees	2,940	7,567	6,640	19,104
Loss on extinguishment of debt	—	—	16,998	—
Acquisition-related expenses	—	—	—	—
Disaster recovery / unclaimed property settlement	(3,729)	—	(3,729)	—
Severance expenses associated with reduction in force	—	20	—	64
Specified adjustments prior to tax effect	$1,025	$10,013	$23,676	$24,045

Tax effect of specified adjustments (a)	(3,419)	(4,084)	(8,136)	(6,397)

Specified adjustments after taxes	(2,394)	5,929	15,540	17,648

Adjusted net income (Non-GAAP)	$10,534	$7,566	$5,850	$1,551

Diluted or basic earnings (loss) per share - as reported (GAAP)	$0.35	$0.04	$(0.26)	$(0.44)
Effect of above listed specified adjustments	(0.07)	0.17	0.42	0.48
Adjusted diluted earnings per share (Non-GAAP)	$0.28	$0.21	$0.16	$0.04

Shares used to compute diluted earnings per common share	37,404,360	36,543,740	37,314,889	36,517,535

(a) “Tax effect of specified adjustments” reflects the difference between the Company’s effective provision for taxes and the application of a combined federal and state statutory tax rate of 24% and 38% respectively for the 2018 and 2017 periods to the Company’s earnings from continuing operations before taxes, after the incorporation of the identified above adjustments.

Table 6

Hanger, Inc.

Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA

(dollars in thousands)

EBITDA is defined as operating income before depreciation and amortization.  Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses associated with significant reductions in force and expenses incurred in connection with our acquisitions.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures.   Additionally, we utilize these measures to assess our operating and financial performance.   We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity.  In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies.  EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income (loss) - as reported (GAAP)	$12,928	$1,637	$(9,690)	$(16,097)

Adjustments to calculate EBITDA:
Depreciation and amortization	9,272	9,825	18,602	19,962
Interest expense, net	7,317	14,091	19,580	28,100
Loss on extinguishment of debt	—	—	16,998	—
Non-service defined benefit plan expense	176	184	352	368
(Benefit) provision for income taxes	(92)	552	(6,288)	(5,448)
Specified adjustments - net income (loss) to EBITDA	16,673	24,652	49,244	42,982
EBITDA (Non-GAAP)	29,601	26,289	39,554	26,885

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	—	—	—
Third-party professional fees	2,940	7,567	6,640	19,104
Equity-based compensation	3,322	2,916	5,906	5,080
Disaster recovery / unclaimed property settlement	(2,221)	—	(2,221)	—
Severance expenses associated with reduction in force	—	20	—	64
Specified further adjustments - EBITDA to Adjusted EBITDA	4,041	10,503	10,325	24,248
Adjusted EBITDA (Non-GAAP)	$33,642	$36,792	$49,879	$51,133

Table 7

Hanger, Inc.

Segment reconciliation of net income (loss) to EBITDA and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Patient Care

Income from operations - as reported (GAAP)	$35,020	$35,154	$52,113	$49,698
Depreciation and amortization	4,998	5,370	9,896	10,799
EBITDA (Non-GAAP)	40,018	40,524	62,009	60,497

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	—	—	—
Third-party professional fees	—	(10)	—	(10)
Equity-based compensation	1,220	962	2,240	1,732
Severance expenses associated with reduction in force	—	15	—	88
Specified further adjustments - EBITDA to Adjusted EBITDA	1,220	967	2,240	1,810
Adjusted EBITDA (Non-GAAP)	41,238	41,491	64,249	62,307

Products & Services

Income from operations - as reported (GAAP)	7,453	7,175	13,332	13,243
Depreciation and amortization	2,503	2,592	5,005	5,262
EBITDA (Non-GAAP)	9,956	9,767	18,337	18,505

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	—	—	—
Third-party professional fees	—	—	—	—
Equity-based compensation	(166)	303	104	587
Severance expenses associated with reduction in force	—	5	—	(24)
Specified further adjustments - EBITDA to Adjusted EBITDA	(166)	308	104	563
Adjusted EBITDA (Non-GAAP)	9,790	10,075	18,441	19,068

Corporate & Other

Loss from operations - as reported (GAAP)	(22,144)	(25,865)	(44,493)	(56,018)
Depreciation and amortization	1,771	1,863	3,701	3,901
EBITDA (Non-GAAP)	(20,373)	(24,002)	(40,792)	(52,117)

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	—	—	—
Third-party professional fees	2,940	7,577	6,640	19,114
Equity-based compensation	2,268	1,651	3,562	2,761
Disaster recovery / unclaimed property settlement	(2,221)	—	(2,221)	—
Severance expenses associated with reduction in force	—	—	—	—
Specified further adjustments - EBITDA to Adjusted EBITDA	2,987	9,228	7,981	21,875
Adjusted EBITDA (Non-GAAP)	(17,386)	(14,774)	(32,811)	(30,242)
Adjusted EBITDA (Non-GAAP)	$33,642	$36,792	$49,879	$51,133

Table 8

Hanger, Inc.

Indebtedness

(dollars in thousands)

	June 30,	December 31,
	2018	2017
Revolving credit facility	$—	$5,000
Term B loan, due 2025	503,738	—
Term B loan, due 2019	—	280,000
Seller notes	4,148	5,912
Term loan, due June 2018	—	151,875
Financing leases and other	16,738	18,169
Total debt before unamortized discount and debt issuance costs	524,624	460,956
Unamortized discount	(3,843)	(5,556)
Debt issuance costs, net	(6,240)	(5,136)
Total debt	$514,541	$450,264

Reported as:
Current portion of long-term debt	$10,384	$4,336
Long-term debt	504,157	445,928
Total debt	$514,541	$450,264

Table 9

Hanger, Inc.

Key Operating Metrics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Same clinic revenue growth per day (a):
Growth rate on net revenue	1.7%	1.4%	1.4%	0.9%
Growth rate excluding effect of change in rate of disallowances	1.1%	0.6%	1.4%	(0.1)%

Clinical locations:
Patient care clinics	680	692	680	692
Satellite clinics	109	112	109	112
Total clinical locations	789	804	789	804

(a) Same Clinic Revenue per Day - Same Clinic Revenue per Day normalizes sales for the number of days a clinic was open in each comparable period. These measures are both non-GAAP and unaudited.